UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in its Charter)

GEORGIA	000-25227	58-2452995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

562 LEE STREET, SW

ATLANTA, GA 30310

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: 404-752-6067

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

CAPITOL CITY BANCSHARES, INC.

FORM 8-K

ITEM 8.01 Other Events

On February 8, 2005, the Board of Directors of Capitol City Bancshares, Inc. (the “Company”) approved a four-for-one stock split of its common shares. The split entitles each shareholder of record at the close of business on March 1, 2005, to receive four shares for every one share of stock of the Company owned by the shareholder. The stock split will be implemented and the stock distributed in the form of a stock dividend. In connection with the stock split, the Board of Directors approved an Amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of common stock from five million shares to twenty million shares and reducing its par value from $6.00 per share to $1.50 per share. The amendment was adopted without shareholder approval pursuant to Sections 14-2-1002(6) and (7) of the Georgia Business Corporation Code.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CAPITOL CITY BANCSHARES, INC.

By:	/s/ George G. Andrews
George G. Andrews President/CEO

Date: March 1, 2005